                               LICENSE AGREEMENT


     This LICENSE AGREEMENT ("Agreement"), dated and effective as of March 16, 1998 ("Effective Date"), is entered into by and between PixTech, Inc., a Delaware corporation having offices at 3350 Scott Boulevard, Building 37, Santa Clara, California 95054 ("PixTech") and Coloray Display Corporation, a California corporation ("Coloray"), whose mailing address is Suite 602, 1105 Schrock Road, Columbus, Ohio 43229.


                                    RECITALS


     A. Coloray has rights in and to certain technologies related to field emission displays ("Licensed Technology" as further defined below), some of which rights are subject to the terms and conditions of the Restated License Agreement and Release dated July 31, 1997, between SRI International and Coloray (the "SRI Restated License").

     B. PixTech desires to obtain, and Coloray desires to grant, a license to the Licensed Technology in accordance with the terms and conditions of this Agreement.

     NOW, THEREFORE, in consideration of the foregoing and of the promises and conditions contained herein, the parties hereby agree as follows:


1.   DEFINITIONS
     -----------

          1.1  "Licensor" shall mean Coloray and "Licensee" shall mean PixTech.
               ----------                        ----------

          1.2  "Licensed Technology" shall mean all technical data, inventions,
               ---------------------
technologies, concepts, processes, formulae, know-how, systems, apparatuses, software, designs, drawings, and any other subject matter, including all patents, copyrights, trade secrets, mask works, industrial designs and other intellectual property rights therein protected under the laws of any country of the world (whether or not rights therein are currently perfected), whether now existing or hereinafter obtained by Coloray during the term of this Agreement, in each case to the extent that it pertains to or may be useful within the Field. The Licensed Technology as defined herein shall be divided into two subsets as follows:

          (a) "Coloray Licensed Technology" shall only include: (i) Licensed Technology related to the patents, patent applications and Inventions listed in Exhibit A hereto (collectively, the "Coloray Patents"); (ii) any Licensed Technology prepared for or in connection with the Coloray Patent filings for Licensor but not yet filed, provided that, if any of the Coloray Patent filings related to the Field are filed by Licensee, then Licensor shall receive a non-exclusive license; and
          (iii) all continuations, continuations-in-part, divisionals, and other related patent applications and any patents issuing thereon in any country and all patent rights therein, to the extent any of the foregoing is directly related to the Coloray Patents; and

          (b) "Other Licensed Technology" shall not include the "Coloray Licensed Technology," but shall include without limitation: (i) the patents, patent applications, and Inventions listed in Exhibit B hereto; (ii) any Licensed Technology related to research and development projects within the Field, if any, undertaken between Licensor and the University of New Mexico ("UNM"), provided that, if any new licenses are created from this UNM research, Licensee shall receive a non-exclusive license expiring on December 31, 1999; (iii) any Licensed Technology prepared for or in connection with patent filings for Licensor , other than related to Coloray Patents, but not yet filed, provided that, if any of the patent filings related to the Field are filed by Licensee, then Licensor shall receive a non-exclusive license; (iv) all continuations, continuations-in-part, divisionals, and other related patent applications and any patents issuing thereon, other than related to Coloray Patents, in any country and all patent rights therein; and (v) any Licensed Technology related to the Field from AMOCO, its successors or assigns.

          1.3  "Confidential Information" means confidential information in any
               --------------------------
form that may be disclosed by a Party hereto (the "Disclosing Party") to the other Party (the "Receiving Party"), that is either (a) conspicuously marked "Confidential" or "Proprietary" if disclosed to the receiving Party in tangible form or (b) if disclosed orally, is reduced by the Disclosing Party to a writing, conspicuously marked "Confidential" or "Proprietary", given to the Receiving Party within 30 days of such oral disclosure. As used in this paragraph, "waiting" or "written" include any form of tangible embodiment of information including, without limitation, hard disk, magnetic tape or diskette, CD-ROM or sample device.

          1.4  "Invention" means both patentable inventions as well as
               -----------
nonpatentable subject matter, irrespective of whether patent protection is sought for such Invention or retained as a trade secret, as the case may be, including all intellectual property rights therein.

          1.5  "Affiliate" means an entity controlling, controlled by, or under
               -----------
common control with another entity, such control being exercised through ownership or control, directly or indirectly, of 50% or more of the voting power of the shares. References to each Party herein shall include such Party's Affiliates.

          1.6  "Party" means PixTech, Licensor or both, as the case may be.
               -------

          1.7  "Field" means any activity or apparatus relating to (i) the
               -------
design,development, manufacture, sale, distribution and/or use of FED Products;
(ii) the design, development, manufacture, sale, distribution and/or use of equipment, devices and/or other subject matter for use in designing, developing, manufacturing, producing, testing or otherwise using such FED Products.


          1.8  "FED Products" means products consisting in whole or in part of
               --------------
any of the following: (i) a display subsystem including a field emission cathode, a component thereof, and/or related accessories; (ii) a lamp, consisting of a field emission cathode or component thereof; or (iii) a backlight.

          1.9  "Encumbrance" means any lien, claim, charge, security interest,
               -------------
mortgage, pledge, easement, license, conditional assignment or other title retention agreement, defect in title, covenant, or other restriction of any kind other than the security interest of Standard Energy Company ("Standard Energy"), an Ohio corporation having offices at 1105 Schrock Road, Suite 602, Columbus, Ohio 43229, which security interests do not have priority over the rights and licenses granted to PixTech hereunder as acknowledged and agreed by Standard Energy below.

     2.  GRANT OF LICENSE TO PIXTECH
         ---------------------------

     Licensor hereby grants to PixTech and its Affiliates, under all of Licensor's rights in and to the Licensed Technology, a perpetual, nonexclusive, fully paid-up, royalty-free, world-wide right and license to make, have made, use, sell, offer for sale, and import any system, device, apparatus, method, process or other Invention, and to reproduce, prepare derivative works of, distribute, and otherwise use and exploit subject matter within the Licensed Technology. SUBJECT TO THE TERMS AND CONDITIONS OF THE PRIOR AGREEMENTS (AS DEFINED BELOW), PixTech shall have the right to grant and authorize sublicenses to the rights and licenses granted to PixTech under this Section 2; provided, however, that: (a) for a period of four years from the Effective Date, PixTech will not sublicense the right to commercially sell products embodying patented Inventions of Coloray to more than three Manufacturing Partners of PixTech; and
(b) without the prior written consent of Licensor, no sublicense shall be granted to SI Diamond Technology, Inc., UNM or any Affiliate of either SI Diamond or UNM. As used above, a "Manufacturing Partner" means a third party who, at the time that a respective sublicense is granted, has been granted or is concurrently granted a license for at least a portion of the Field under PixTech's own patent rights subject to terms and conditions (including scope of license and termination provisions) agreed upon by PixTech in good faith. The license and rights granted by Licensor to PixTech under this Section 2 shall apply retroactively to activities of PixTech prior to the Effective Date. Licensor hereby releases PixTech from any and all claims of infringement of the Licensed Technology or any part thereof prior to the Effective Date of this Agreement.

     3.  COMPENSATION TO LICENSOR
         ------------------------

          3.1  License Fee.  In consideration of the license and rights granted
               -----------
to PixTech under Section 2 above, PixTech shall pay to Standard Energy, on behalf of Coloray, the following:

          (a) within two (2) business days of the Effective Date of this Agreement, the sum of $75,000, of which $10,000 has already been deposited by PixTech with Standard Energy; and

          (b)  no later than the first anniversary of the Effective Date, the
          sum of [    ]*

          3.2  Stock Issuance.  In consideration of the license and rights
               --------------
granted to PixTech under Section 2 above, PixTech shall issue to Standard Energy, on behalf of Coloray the following:

          (a) 14,000 shares of Common Stock of PixTech pursuant to the terms and conditions set forth in Exhibit C hereto as soon as possible after, and in all events within thirty (30) days of, the Effective Date of this Agreement; and

          (b) no later than the first anniversary of the Effective Date, [ ]* additional shares of Common Stock of PixTech pursuant to the terms and conditions of Exhibit C hereto.

          3.3  Restricted License.  Until such time as PixTech pays and issues
               ------------------
to Standard Energy the consideration stated under Sections 3.1(b) and 3.2(b) above (collectively the "Final Payment"), PixTech's rights under this Agreement shall be limited to a perpetual, nonexclusive, fully paid-up, royalty-free, world-wide right and license as described in section 2 above, but in the Coloray Licensed Technology only and, until the Final Payment is timely made, for all purposes of this Agreement, the term "Licensed Technology" as used herein shall mean only, and be restricted to, the "Coloray Licensed Technology," as defined herein and shall not include the "Other Licensed

* Confidential information omitted and filed with the Commission.

Technology" as defined. Until the Final Payment is timely made, this Agreement shall be referred to as the "Restricted License Agreement." In the event the Final Payment is not timely made on or before the first anniversary of the Effective Date, then: (a) this Agreement shall immediately and permanently thereafter be limited to the terms and conditions of the Restricted License Agreement, with PixTech having no rights or interests in the Other Licensed Technology; and (b) neither Coloray nor Standard Energy shall have any (i) right to demand or receive the Final Payment or (ii) obligations to PixTech except to the extent of the Restricted License Agreement.


          3.4  Sole Remuneration.  The payment of both the license fee set forth
               -----------------
in Section 3.1 and the issuance of stock set forth in Section 3.2, both to Standard Energy on behalf of Coloray, shall be Licensor's sole remuneration for the license and rights granted by Licensor to PixTech hereunder and no payments, royalties or other compensation shall accrue or be due to Coloray under this Agreement except as specifically set forth in this Section 3.


     4.  PATENT PROSECUTION AND MAINTENANCE
         ----------------------------------

          4.1  Prosecution and Maintenance.  Licensor has previously executed a
               ---------------------------
License Agreement with each of [ ]*, a California corporation [ ]*, and
[ ]*, a California corporation [ ]*, giving [ ]*and [ ]*, inter alia, the
                                                          ----- ----
right to prosecute and maintain patent and other intellectual property protection related to the "Licensed Technology" as defined within such Agreements as may be amended from time to time (the "Prior Agreements"). In the event that both [ ]* and [ ]* decline to "Pursue Protection" ( as defined in the Prior Agreements) with respect to any Invention falling within its definition of its Licensed Technology, or in the event that both [ ]* and [ ]* abandon a previous decision to Pursue Protection, PixTech shall have the next and exclusive Right to Pursue Protection under the remaining terms of this
Section 4.1, if applicable.

     As to Inventions falling under the paragraph immediately above as well as Inventions originally within the Field of this Agreement and within the description of the Licensed Technology, but not within the Field of the Prior Agreements, PixTech shall have the first Right and option to pursue, prosecute and maintain patent or other intellectual property protection for such Inventions within the Licensed Technology (hereinafter "Pursue Protection"), at PixTech's sole expense. PixTech may exercise such option at any time during the period from the Effective Date and prior to January 1, 2000 (the "Non-Exclusive Period") by providing Licensor with written notice of such election ("Elected Inventions"). In the event that any patent applications are filed for Inventions within the Field which have not yet been elected by PixTech, Licensor will promptly notify PixTech and provide PixTech with a copy of such application and the amount of attorneys' fees and filing fees incurred for such filing. PixTech will either reimburse Licensor for the reasonable attorneys' fees and filing fees incurred for such filing within sixty (60) days after receipt of such notice or waive its option to have such application included in the Elected Inventions. PixTech will Pursue Protection for the Elected Inventions at its sole expense using its reasonable business judgment. PixTech will notify Licensor at least sixty (60) days prior to allowing any patent or patent application for an Elected Invention to become abandoned during the Non-Exclusive Period, in which event Licensor may assume control of such patent or patent application and it will be removed from the Elected Inventions. For purposes hereof, a patent application will be considered to become abandoned only if all further rights of prosecution, appeal and issuance lapse without the right to file a continuation, continuation-in-part, divisional re-examination, reissue or other application with respect to the Invention covered by such application. As used hereinafter "Pursue Protection" includes, without limitation, filing and prosecuting patent applications, conducting interferences of opposition, requesting re-examination, reissue or extension, paying maintenance fees and the like. Licensor agrees to provide PixTech all reasonable cooperation and assistance requested by PixTech in evaluating


* Confidential information omitted and filed with the Commission.

Inventions in the Licensed Technology and Pursuing Protection for Elected Inventions. Such cooperation shall include providing, and obtaining from the respective inventors, prompt production of pertinent facts and documents, giving of testimony, execution of petitions, oaths, powers of attorney, specifications, declarations or other papers, and other assistance for (i) prosecuting any-of said applications or substitute, divisional, continuing or additional applications covering the respective Elected Invention, (ii) for filing and prosecuting applications for reissuance of any patents for the respective Elected Invention (iii) interference or other priority proceedings involving the respective Elected Invention, and (iv) legal proceedings involving in the respective Elected Invention and any applications therefore and any patents granted thereon, including without limitation reissues and reexaminations, opposition proceedings, cancellation proceedings, priority contests, public use proceedings, and infringement actions; provided, however, that the reasonable expenses incurred by Licensor and the respective inventors in providing such cooperation shall be paid for by Licensee.


          4.2  Third Party Licenses; Exclusivity.  Both during and after the
               ---------------------------------
NonExclusive Period, Licensor shall have the unrestricted right to grant licenses to make, use, sell and import subject matter solely outside of the Field under the Licensed Technology. During the Non-Exclusive Period, Licensor will have the right to grant non-exclusive licenses to make, use, sell and import subject matter in the Field under the Licensed Technology to third parties for fair consideration on such terms and conditions as reasonably determined by Licensor. All such consideration shall accrue to Licensor. After the NonExclusive Period, the rights and licenses granted to PixTech under
Section 4.1 above with respect to Patents maintained either by [   ]*, [   ]* or
PixTech ("Maintained Patents") and Elected Inventions shall become exclusive within the Field (even as to Licensor). Thereafter, PixTech shall have the sole and exclusive right to Pursue Protection and enforce patents and other rights in and to the Maintained Patents and Elected Inventions, including pursuing remedies for past infringement and injunctive relief, subject only to the non-exclusive licenses granted by Licensor to third parties during the Non-Exclusive Period as set forth above. Licensor shall have the sole and exclusive right to Pursue Protection and enforce patents and other rights in and to the Licensed Technology other than the Maintained Patents and elected Inventions, including pursuing remedies for past infringement and injunctive relief.


          4.3  Enforcement of Legal Rights.  PixTech shall have the right to
               ---------------------------
initiate or defend any legal action of any nature at its expense for the defense, protection or preservation of any of the intellectual property rights derived from this Agreement (or, indirectly, the Prior Agreements), acting in all circumstances on behalf of Licensor as Licensor's agent. PixTech shall be entitled to recover from the first proceeds of any adjudication or other resolution of such action all of its costs and expenses, including reasonable attorney and expert-witness fees, expended in such action, and shall be entitled to share with Coloray the benefit of any royalty stream, settlement or other adjudicated or agreed resolution of the matter in proportion to PixTech's proven enhancements after the Effective Date of this Agreement to the Licensed Technology which was the subject of such action; provided, however, that in no event shall such share to PixTech be less than 20% of such benefit as and when realized; except that, if and to the extent that Licensor is obliged to
          ------ ----
participate in financing such action there shall be an equitable division of such proceeds reflecting each party's relative participation.


     5.  CONFIDENTIALITY
         ---------------

          5.1  Confidential Information.  The Parties acknowledge that
               ------------------------
Confidential Information disclosed to it by the other Party constitutes valuable trade secrets of such other Party and each Party agrees that it shall use such Confidential Information received by it from the other Party solely in accordance with the provisions of this Agreement and will not disclose, or permit to be disclosed, the same, directly or indirectly, to any third party without the other Party's prior written


* Confidential information omitted and filed with the Commission.

consent. Each Party agrees to exercise due care in protecting the confidential Information from unauthorized use and disclosure. Notwithstanding the foregoing, provisions of this Section 5.1, and except to the extent that it can be established by the receiving Party by competent proof, "Confidential Information" excludes information that: (i) is or becomes part of the public domain through no fault or breach of the Receiving Party; (ii) is known to the Receiving Party prior to disclosure thereof, or (iii) is subsequently rightfully obtained by the Receiving Party from a third party that has the legal right to disclose such information to the Receiving Party; (iv) is independently developed by the receiving Party without use of or reference to the Disclosing Party's Confidential Information; (v) is furnished to a third parry by the Disclosing Party without restrictions similar to the terms hereof on the third party's right to use or disclose; (vi) is required by law to be disclosed by the Receiving Party, provided that the Receiving Party gives the Disclosing Party prompt written notice of such requirement prior to such disclosure; or (vii) has been approved for use or disclosure by the Disclosing Party.


          5.2  Permitted Use and Disclosures.   Notwithstanding the provisions
               -----------------------------
of Section 5.1, PixTech may use or disclose Confidential Information disclosed to it in connection with this Agreement, to the extent such use or disclosure is reasonably necessary to exercise the rights granted to it hereunder (including granting permitted sublicenses) or as required by law, provided that it uses reasonable efforts to secure confidential treatment of such information prior to its disclosure (whether through confidentiality agreements, protective orders or otherwise).


          5.3  Non-Disclosure of Terms.  Each of the Parties hereto agrees not
               -----------------------
to disclose to any third party the terms of this Agreement without the prior written consent of the other Party, except to the Party's attorneys, advisors, investors and others on a need to know basis under circumstances that reasonably ensure the confidentiality thereof, or to the extent required by law.

     6.  REPRESENTATIONS, WARRANTIES AND INDEMNITY
         -----------------------------------------

         6.1  Licensor represents, warrants and covenants that:  (i) it has and
              --------
will continue to have the full right and authority to enter into this Agreement, perform its obligations hereunder, and grant the rights and licenses granted herein, (ii) other than the existing agreements with [ ], [ ]* and SRI International, copies of which have been previously provided to Licensee, and any other license entered into by Licensor prior to its bankruptcy (completed in 1993), Licensor has not previously granted and will not grant any rights inconsistent or in conflict with the rights and licenses granted to PixTech herein, (iii) to the best of Licensor's knowledge, there are no existing or threatened actions, suits or claims pending or threatened against Licensor, nor is there any basis therefor, with respect to the Licensed Technology or the right of Licensor to enter into and perform its obligations under this Agreement, and the Licensed Technology is subject to any outstanding injunction, judgment, order, decree, ruling or charge; (iv) to the best of Licensor's knowledge, the manufacture, sale and use of FED Products in accordance with the Licensed Technology will not infringe any intellectual property rights of a third party; (v) to the best of Licensor's knowledge, it owns, and is the record holder of title of, all rights in and to the patents, patent applications and Inventions listed in Schedule A free and clear of any Encumbrances; (vi) to the best of Licensor's knowledge, it is the exclusive licensee of a rights in and to the patents, patent applications and Inventions listed in Schedule B, free and clear of any Encumbrances and is in compliance with all terms of all licenses relating to any Licensed Technology licensed to Licensor; (vii) to the best of Licensee's knowledge, the patents listed Schedule A are valid and enforceable;
(viii) to the best of Licensor's knowledge, no third party is infringing or otherwise violating Licensor's rights in the Licensed Technology other than any alleged infringements of which PixTech is


* Confidential information omitted and filed with the Commission.

aware; (ix) Licensor has not had a receiver or similar officer appointed for it, and has not had proceedings under insolvency or bankruptcy laws commenced by or against Licensor as of the Effective Date; and (x) Standard Energy is the secured creditor of Coloray, with a security interest in the Licensed Technology pursuant to Patent Pledge Agreements and other instruments, and pursuant to such security interests, Standard Energy is entitled to receive directly the compensation otherwise due to Coloray for application on amounts owed by Coloray to Standard Energy.


          6.2  Licensor Indemnity.  Licensor agrees to defend, indemnify and
               ------------------
hold PixTech harmless against any loss, cost, damage or liability (including reasonable attorneys' fees and costs) arising from or related to any material breach of Licensor's representations and warranties set forth above, including without limitation any action or claim brought or threatened against PixTech or its customers as a result thereof.

          6.3  PixTech Indemnity.  PixTech agrees to defend, indemnify and hold
               -----------------
Licensor harmless against any loss, cost, damage or liability (including reasonable attorneys' fees and costs) arising from or related to any material breach of its obligations hereunder and any claim that FED products manufactured by or for PixTech under the Licensed Technology are defective under product liability law, provided that such claim is not due in whole or in part to any negligent act or omission or willful misconduct of Licensor or Licensor's employees, agents, or independent contractors. PixTech's indemnity obligation under this Section 6.3 shall be subject to Licensor: (i) promptly notifying PixTech of the claim or action giving rise to the indemnity; (ii) providing PixTech with control and authority over the defense of such action or claim,
(iii) providing PixTech with proper and full information and reasonable assistance to defend and/or settle any such claim or action. PixTech shall not be responsible for indemnifying any party with respect to costs incurred, or amounts paid in any settlement, unless PixTech has approved such costs or settlements in advance.

     7.  TERM AND TERMINATIONS
         ---------------------

         7.1  Term.  This Agreement will take effect on the Effective Date and
              ----
shall remain in effect perpetually, unless earlier terminated in accordance with the provisions of this Agreement.

         7.2  Termination for Breach.  Either Party may terminate this
              ----------------------
Agreement, immediately upon written notice at any time if the other Party is in material breach of any warranty, term, condition or provision of this Agreement, which breach, if capable of being cured, is not cured within thirty (30) days after written notice of said breach by the nonbreaching Party. It is understood and agreed that Coloray may not terminate this Agreement for any reason other than for an uncured material breach by PixTech as set forth in this Section 7.2. Breaches by PixTech that shall constitute a material breach for purposes of this
Section 7.2 shall be limited to failure by PixTech to pay the license fee set forth in Section 3.1 above and failure by PixTech to issue the stock set forth in Section 3.2 above.


         7.3  Effect of Termination.  Sections 7.3 and 8 shall survive the
              ---------------------
expiration or termination of this Agreement for any reason. Section 5 shall survive expiration or termination of this Agreement for a period of three (3) years. Section 2 shall survive any termination of this Agreement for breach by Licensor. Section 2 shall not survive any termination of this Agreement for breach by PixTech. Termination of this Agreement for any reason shall not release any Party hereto from any liability which at the time of such termination has already accrued to the other Party or which is attributable to a period prior to such termination, nor preclude either Party from pursuing all rights and remedies it may have hereunder or at law or in equity with respect to any breach of this Agreement.

     8.  MISCELLANEOUS
         -------------

         8.1  Waiver.  It is agreed that no waiver by any Party hereto of any
              ------
breach or default of any of the covenants or agreements herein set forth shall be deemed a waiver as to any subsequent and/or similar breach or default.

         8.2  Government Laws.  This Agreement and any dispute arising from the
              ---------------
performance or breach hereof shall be governed by and construed and enforced in accordance with the laws of the State of Ohio, without reference to conflicts of laws principles.

         8.3  Jurisdiction Venue.  All disputes arising out of this Agreement
              ------------------
will be subject to the exclusive jurisdiction and venue of the California state courts of Santa Clara County, California (or, if there is exclusive federal jurisdiction, the United States District Court for the Northern District of California), and the Parties consent to the personal and exclusive jurisdiction of these courts.


         8.4  Assignment.  This Agreement shall not be assignable by either
              ----------
Party to any third party without the written consent of the other Party hereto; except either Party may assign this Agreement without such consent, to a successor-in-interest to all or substantially all of the business or assets of such Party to which this Agreement pertains, whether by merger, reorganization acquisition, sale, or otherwise.


         8.5  Notices.  All notices, requests and other communications
              -------
hereunder shall be in writing and shall be personally delivered or sent by telecopy or other electronic facsimile transmission or by registered or certified mail, return receipt requested, postage prepaid, in each case to the respective address specified below, or such other address as may be specified in writing to the other party hereto:


          PixTech:                    PixTech, Inc.
                                      3350 Scott Boulevard, Building 37
                                      Santa Clara, CA  95054
                                      Attn:  Michel Garcia

          With a required copy to:

                                      Michael Lytton, Esq.
                                      Palmer & Dodge, LLP
                                      One Beacon Street
                                      Boston, Ma 02108

          Licensor:                   Coloray Display Corporation
                                      c/o Suite 602
                                      1105 Schrock Road
                                      Columbus, OH 43229

          With a required copy to:

                                      Thomas E. Moloney, Esq.
                                      Baker & Hostetler, LLP
                                      65 East State Street
                                      Columbus, Ohio  43215


          In addition, for a separate and valuable consideration, receipt of which is hereby acknowledged, Coloray agrees that in the event that Coloray liquidates, sells its assets, files for protection under any Chapter of the Federal Bankruptcy Act, or ceases to do active business, PixTech shall become entitled to receive copies of all Notices of any kind or character which Coloray is entitled to receive under the Prior Agreements identified in Section 4.1.


          8.6  Severability.  In the event that any provision of this Agreement
               ------------
becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision.


          8.7  Force Majeure.  Nonperformance of any Party shall be excused to
               -------------
the extent that performance is rendered impossible by strike, fire, earthquake, flood, governmental acts or orders or restrictions, failure of suppliers, or any other reason where failure to perform is beyond the reasonable control and not caused by the negligence, willful misconduct of the nonperforming Party.


          8.8  Complete Agreement.  This Agreement including the Exhibits
               ------------------
attached hereto, constitutes the entire agreement, both written and oral, between the Parties with respect to the subject matter hereof, and all prior agreements respecting the subject matter hereof, either written or oral, expressed or implied, shall be abrogated, canceled and are null and void and of no effect. No amendment or change hereof or addition hereto shall be effective or binding on either of the Parties hereto unless reduced to writing and executed by the respective duty authorized representatives of PixTech and Licensor.


          8.9  Headings.  The captions to the several Sections hereof are not a
               --------
part of this Agreement, but are included merely for convenience of reference only and shall not affect its meaning or interpretation.


          8.10  Counterparts.  This Agreement may be executed in counterparts,
                ------------
each of which shall be deemed to be an original and both together shall be deemed to be one and the same agreement.


          8.11  SRI Restated License.  This Agreement is expressly subject to
                --------------------
the terms and conditions of the SRI Restated License to the extent applicable to the Licensed Technology, and to the extent that any of the terms of this Agreement is inconsistent with the terms of the SRI Restated License as applicable to the Licensed Technology, then the terms of the SRI Restated License shall prevail.

          IN WITNESS WHEREOF, the Parties have executed this Agreement, by their respective officers hereunto duly authorized, the day and year first above written.

LICENSEE:                                   LICENSOR:
---------                                   ---------


PIXTECH, INC.                               COLORAY DISPLAY CORPORATION



By: /s/ Yves Morel                          By: /s/ Philip A. Schlosser
   ----------------------------                ---------------------------------

Name:  Yves Morel                           Name:  Philip A. Schlosser
     --------------------------                  -------------------------------

Title:  CFO                                 Title: President
      -------------------------                   ------------------------------

                                   EXHIBIT A

             PATENTS, PATENT APPLICATIONS AND INVENTION DISCLOSURES
                                OWNED BY COLORAY


[ ]*



* Confidential information omitted and filed with the Commission.

                                   EXHIBIT B

 PATENT, PATENT APPLICATIONS, AND INVENTION DISCLOSURES EXCLUSIVELY LICENSED TO
                                    COLORAY


[ ]*




* Confidential information omitted and filed with the Commission.